Exhibit 10.1

Execution Version

LIMITED CONSENT AND AMENDMENT NO. 1 to AMENDED AND RESTATED CREDIT, SECURITY AND GUARANTY AGREEMENT
This LIMITED CONSENT AND AMENDMENT No. 1 TO AMENDED AND RESTATED CREDIT, SECURITY AND GUARANTY AGREEMENT (this “Amendment”) is made as of this 24th day of August, 2018, by and among WRIGHT MEDICAL GROUP N.V., a public limited liability company organized and existing under the laws of the Netherlands with its corporate seat (statutaire zetel) in Amsterdam and registered with the Dutch trade register under number 34250781, as a Guarantor (“Parent”), WRIGHT MEDICAL GROUP, INC., a Delaware corporation (“Wright”), each of the direct and indirect Subsidiaries of Parent set forth on the signature pages hereto (individually as a “Borrower”, and collectively with Wright, the “Borrowers”), MIDCAP FUNDING IV TRUST, a Delaware statutory trust, individually as a Lender, and as Agent (in such capacity, together with its successors and assigns, “Agent”) and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.
RECITALS
A.Agent, Lenders, Parent and Borrowers have entered into that certain Amended and Restated Credit, Security and Guaranty Agreement, dated as of May 7, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended hereby, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrowers in the amounts and manner set forth in the Credit Agreement.

B.Parent and certain of its Subsidiaries desire to consummate the Acquisition of Cartiva, Inc., a Delaware corporation (“Cartiva”) through the merger of Cartiva into Braves WMS, Inc., a Delaware corporation (“Acquisition Co.”) and a wholly-owned Subsidiary of Wright, with Cartiva as the surviving company, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Wright, Acquisition Co., Parent, Cartiva and Fortis Advisors LLC, as representative (the “Cartiva Merger Agreement” and such Acquisition, the “Cartiva Acquisition”).

C.In connection with the Cartiva Acquisition, Parent will enter into an Underwriting Agreement with J.P. Morgan Securities LLC (“JPM Securities”) pursuant to which JPM Securities will provide to Parent a firm commitment to purchase an aggregate amount of Parent’s ordinary shares for consideration in an aggregate amount equal to or greater than $440,000,000.00, prior to the date on which the Cartiva Acquisition is consummated (the “Cartiva Acquisition Underwriting Agreement” and such offering of Parent’s ordinary shares, the “Cartiva Acquisition Offering”).

D.Parent and Borrowers have requested that Agent and the Lenders constituting at least the Required Lenders (i) consent to the Cartiva Acquisition and (ii) amend certain terms of the Existing Credit Agreement related to the Cartiva Acquisition, and, on and subject to the conditions and terms set forth herein, Agent and the Lenders constituting at least the Required Lenders have agreed to (i) consent to the Cartiva Acquisition and (ii) so amend the Existing Credit Agreement, as more fully set forth and subject to the terms and conditions herein.

AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Required Lenders, Parent and Borrowers hereby agree as follows:
1.Defined Terms; Recitals. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto). The Recitals set forth above shall be construed as part of this Amendment as if set forth fully in the body of this Amendment.
2.Limited Consent.

(a)On the First Amendment Effective Date, subject to the satisfaction of the conditions and accordance with the terms set forth in this Amendment, including, without limitation, the satisfaction of the conditions set forth in Section 5 hereof, Agent and each Required Lender hereby consents (the “Limited Consent”) to:

(i)the consummation of the Cartiva Acquisition; provided, that (a) the Cartiva Acquisition shall have been consummated in all material respects in accordance with the terms of the Cartiva Merger Agreement, without giving effect to any amendments, consents, waivers or other modifications thereto that are materially adverse to the interests of Agent or Lenders, without the prior written consent of Agent (such consent not to be unreasonably withheld, delayed or conditioned), (b) no Event of Default under Section 10.1(a), 10.1(e) or 10.1(f) of the Credit Agreement has occurred and is continuing, or would exist after giving pro forma effect to, the Cartiva Acquisition, the Cartiva Acquisition Offering and the other transactions contemplated in connection therewith, (c) all the Acquisition Consideration paid or payable in cash in connection with the Cartiva Acquisition constitutes Cartiva Acquisition Qualifying Consideration, (d) no Debt or Liens are assumed or created (other than Permitted Liens and Permitted Debt) in connection with Cartiva Acquisition, (e) prior to the consummation of the Cartiva Acquisition, the Borrowers shall have delivered to Agent all materials required by clauses (h) and (j) of the definition of Permitted Acquisition with respect to the Cartiva Acquisition, (f) the Cartiva Acquisition is consummated on or before February 28, 2019 (or such longer period as Agent may agree in its sole discretion), (g) prior to the consummation of the Cartiva Acquisition, Agent shall have received copies of all material amendments, supplements, and modifications to the Cartiva Merger Agreement and all material documents related thereto, and (h) Agent shall have received a fully executed copy of the Cartiva Underwriting Agreement, in form and substance reasonably satisfactory to Agent, and all material documents executed in connection therewith prior to August 31, 2018 (the conditions set forth in clauses (a) through (h) above, collectively, the “Cartiva Acquisition Conditions”);

(ii)the formation of Acquisition Co., and agree that the Credit Parties shall not be required to comply with the joinder requirements set forth in Section 4.11(a) and (d) with respect to Acquisition Co.; provided that (x) the Cartiva Acquisition is consummated on or before February 28, 2019 (or such longer period as Agent may agree in its sole discretion); and (y) the Credit Parties do not make any Investment (other than any de minimis Investment) in Acquisition Co. prior to the consummation of the Cartiva Acquisition; and

(iii)the provisions of the Credit Agreement (including, without limitation, Section 5.6 of the Credit Agreement) to the contrary notwithstanding, the merger of Acquisition Co. with and into Cartiva upon the consummation of the Cartiva Acquisition in accordance with the Cartiva Merger Agreement.

(b)The Limited Consent is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (i) except as expressly provided herein, be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Financing Document; (ii) prejudice any right that Agent or the Lenders have or may have in the future under or in connection with the Credit Agreement or any other Financing Document; (iii) waive any Default and/or Event of Default that may exist and is continuing as of the date hereof; or (iv) establish a custom or course of dealing among the Parent and Borrowers, on the one hand, and Agent or any Lender, on the other hand. Without limiting the foregoing or any other provision in the Financing Documents, the parties hereto agree that the Credit Parties shall be required to comply with the joinder requirements set forth in Section 4.11(a) and (d) with respect to Cartiva and its Subsidiaries (as applicable) following the consummation of the Cartiva Acquisition.

3.Amendments to the Existing Credit Agreement. Subject to the terms and conditions of this Amendment, including, without limitation, the satisfaction of the conditions set forth in Section 5 hereof, the Existing Credit Agreement is hereby amended as follows:

(a)Section 1.1 of the Existing Credit Agreement is hereby amended by adding the new defined terms below in alphabetical order therein:

“Cartiva Acquisition” has the meaning given to such term in the First Amendment.

“Cartiva Acquisition Conditions” has the meaning given to such term in the First Amendment.

“Cartiva Acquisition Escrow Account” means that certain Deposit Account of Wright maintained pursuant to the Cartiva Merger Agreement in connection with the Cartiva Acquisition; provided, that at no time shall such Deposit Account contain any funds other than (or in excess of) those required to be contributed therein in accordance with the Cartiva Merger Agreement.

“Cartiva Acquisition Offering” has the meaning given to such term in the First Amendment.

“Cartiva Acquisition Qualifying Consideration” means (a) the Acquisition Consideration paid by the Credit Parties in connection with the Cartiva Acquisition from the proceeds of the Cartiva Acquisition Offering and (b) such additional amounts required to pay the Final Surplus (as defined in the Cartiva Merger Agreement) and reasonable out-of-pocket fees, costs and expenses incurred in connection with the Cartiva Acquisition (including under the Cartiva Acquisition Underwriting Agreement) in an aggregate amount not to exceed Thirty-Five Million Dollars ($35,000,000) with respect to this clause (b).

“Cartiva Acquisition Underwriting Agreement” has the meaning given to such term in the First Amendment.

“Cartiva Merger Agreement” has the meaning given to such term in the First Amendment.

“First Amendment” means that certain Limited Consent and Amendment No. 1 to Amended and Restated Credit, Security and Guaranty Agreement, dated as of August 24, 2018, among Parent, the Borrowers, Agent and Required Lenders.

(b)Section 1.1 of the Existing Credit Agreement is hereby amended by amending the definition of “Permitted Acquisition” by:

(i)amending and restating clause (i) in its entirety as follows:

“(i) the total consideration paid or payable (including without limitation, costs and expenses, deferred purchase price, seller notes and other liabilities incurred, assumed or to be reflected on a consolidated balance sheet of the Credit Parties and their Subsidiaries after giving effect to such Acquisition but excluding any equity interests issued as consideration for such Acquisition) (“Acquisition Consideration”) shall be in an amount not to exceed (A) (i) $15,000,000 in the aggregate for all such Acquisitions in the twelve (12) month period following the Original Closing Date, (ii) $30,000,000 in the aggregate for all such Acquisitions in any succeeding twelve (12) month period occurring thereafter and (B) $75,000,000 in the aggregate for all such Acquisitions from the Original Closing Date through the term of this Agreement; provided that the foregoing caps in (A) and (B) shall not apply (x) in the case of the Cartiva Acquisition, to Acquisition Consideration constituting Cartiva Acquisition Qualifying Consideration, (y) in the case of the Imascap Acquisition, and (z) to the extent otherwise agreed in writing by Agent; and”; and
(ii)amending and restating the final sentence at the end of such definition as follows:

“Notwithstanding the foregoing, the Imascap Acquisition and, upon the satisfaction of the Cartiva Acquisition Conditions, the Cartiva Acquisition shall each constitute a Permitted Acquisition.”.

(c)Section 1.1 of the Existing Credit Agreement is hereby amended by amending the definition of “Permitted Debt” by:

(i)amending clause (q) thereof by adding the phrase “(other than the Cartiva Acquisition; provided that, for the avoidance of doubt, Final Surplus (as defined in the Cartiva Merger Agreement) does not constitute an earn-out obligation or other similar contingent purchase price obligation for purposes of this clause (q))” following “Permitted Acquisition” in the second line thereof; and

(ii)amending clause (z) thereof by adding the phrase “(other than the Cartiva Acquisition; provided that, for the avoidance of doubt, Final Surplus (as defined in the Cartiva Merger Agreement) does not constitute Debt for purposes of this clause (z))” following “Permitted Acquisition” in the second line thereof.

(d)Section 5.14(c) of the Existing Credit Agreement is hereby amended by amending and restating clause (iv) as follows:

“(iv) escrow (which, for the avoidance of doubt shall include the Wright Settlement Escrow Account and the Cartiva Acquisition Escrow Account), trust and fiduciary accounts”.

4.Representations and Warranties. Each Credit Party hereby confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Credit Party as of the date hereof, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (without duplication of any materiality qualifier in the text of such representation or warranty).

5.Conditions to Effectiveness. This Amendment shall become effective as of the date on which each of the following conditions have been satisfied, as determined by Agent in its reasonable discretion (such date, the “First Amendment Effective Date”):

(a)Agent shall have received (including by way of facsimile or other electronic transmission) a duly authorized, executed and delivered counterpart of the signature page to this Amendment from each Credit Party, Agent and the Required Lenders;

(b)all representations and warranties of the Credit Parties contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) as of the date hereof, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (without duplication of any materiality qualifier in the text of such representation or warranty) (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(c)Agent shall have received a fully executed copy of the Cartiva Merger Agreement, all schedules and exhibits thereto, and all material agreements and documents executed in connection therewith; and

(d)both immediately before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or result therefrom.

6.Costs and Fees. Parent and Borrowers shall be responsible for the payment of all reasonable, documented and invoiced out-of-pocket costs and fees of Agent’s counsel incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and any related Financing Documents.

7.No Waiver or Novation. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Agent, nor constitute a modification or waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

8.Reaffirmation. Except as specifically amended pursuant to the terms hereof, each Credit Party hereby acknowledges and agrees that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by such Credit Party. Each Credit Party covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions. Each Credit Party confirms and agrees that all security interests and Liens granted to Agent continue in full force and effect, and all Collateral remains free and clear of any Liens, other than those granted to Agent and Permitted Liens.

9.Miscellaneous.

(a)Reference to the Effect on the Credit Agreement and Financing Documents. On and after the date hereof, (i) this Amendment shall constitute a “Financing Document” under and as defined in the Credit Agreement and the other Financing Documents and (ii) each reference in the Credit Agreement to “this Amendment,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)Incorporation of Credit Agreement Provisions. The provisions contained in Section 11.6 (Indemnification), Section 13.8 (Governing Law; Submission to Jurisdiction) and

Section 13.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(c)Headings. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d)Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be effective as delivery of an original executed counterpart hereof and shall bind the parties hereto.

(e)Entire Agreement.    This Amendment constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(f)Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(g)Successors/Assigns. This Amendment shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, the undersigned have executed this Amendment of the day and year first hereinabove set forth.

AGENT:	MIDCAP FUNDING IV TRUST,
as Agent

By:     Apollo Capital Management, L.P.,
its investment manager

By:    Apollo Capital Management GP, LLC,
its general partner

By: /s Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

LENDERS:	MIDCAP FUNDING IV TRUST,
as a Lender

By:     Apollo Capital Management, L.P.,
its investment manager

By:    Apollo Capital Management GP, LLC,
its general partner

By: /s Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

MIDCAP FINANCIAL TRUST

By:     Apollo Capital Management, L.P.,
its investment manager

By:     Apollo Capital Management GP, LLC,
its general partner

By: /s Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

LENDERS:
APOLLO INVESTMENT CORPORATION,
as a Lender

By: Apollo Investment Management, L.P., as Advisor

By: ACC Management, LLC, as its General Partner

By: /s Tanner Powell
Name: Tanner Powell
Title: Authorized Signatory

WRIGHT:	WRIGHT MEDICAL GROUP, INC. By:/s Lance A. Berry Name: Lance A. Berry Title: Senior Vice President and Chief Financial Officer
BORROWERS:	BIOMIMETIC THERAPEUTICS CANADA, INC. By:/s W. Dean Morgan Name: W. Dean Morgan Title: Vice President
BIOMIMETIC THERAPEUTICS LLC By:/s Lance A. Berry Name: Lance A. Berry Title: Treasurer
BIOMIMETIC THERAPEUTICS USA, INC. By:/s W. Dean Morgan Name: W. Dean Morgan Title: Vice President
INBONE TECHNOLOGIES, INC. By:/s W. Dean Morgan Name: W. Dean Morgan Title: Vice President, Tax and Treasury
ORTHOHELIX SURGICAL DESIGNS, INC. By:/s W. Dean Morgan Name: W. Dean Morgan Title: Treasurer

ORTHOPRO, L.L.C. By:/s Lance A. Berry Name: Lance A. Berry Title: President and Chief Financial Officer
SOLANA SURGICAL, LLC By: Wright Medical Group, Inc., its sole member By:/s Lance A. Berry Name: Lance A. Berry Title: Senior Vice President and Chief Financial Officer
TORMIER US HOLDINGS, INC. By:/s W. Dean Morgan Name: W. Dean Morgan Title: Treasurer
TORNIER, INC. By: /s W. Dean Morgan Name: W. Dean Morgan Title: Treasurer
TROOPER HOLDINGS INC. By:/s W. Dean Morgan Name: W. Dean Morgan Title: Treasurer
WHITE BOX ORTHOPEDICS, LLC By: /s Lance A. Berry Name: Lance A. Berry Title: President and Chief Financial Officer

WRIGHT MEDICAL CAPITAL, INC.. By: /s W. Dean Morgan Name: W. Dean Morgan Title: Vice President, Tax and Treasury
WRIGHT MEDICAL TECHNOLOGY, INC. By:/s W. Dean Morgan Name: W. Dean Morgan Title: Vice President, Tax and Treasury
WRIGHT MEDICAL GROUP INTELLECTUAL PROPERTY, INC. By: /s W. Dean Morgan Name: W. Dean Morgan Title: Vice President, Tax and Treasury

GUARANTOR AND PARENT:	WRIGHT MEDICAL GROUP N.V. By: /s Lance A. Berry Name: Lance A. Berry Title: Senior Vice President and Chief Financial Officer